UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 3, 2012

First Community Corporation

(Exact Name of Registrant As Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-28344	57-1010751
(Commission File Number)	(I.R.S. Employer Identification No.)

5455 Sunset Blvd, Lexington, South Carolina	29072
(Address of Principal Executive Offices)	(Zip Code)

(803) 951-2265

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed, on June 15, 2010, First Community Corporation (the “Company”) entered into a memorandum of understanding (the “MOU”) with the Federal Reserve Bank of Richmond (the “Federal Reserve”).  That MOU included, among other things, a requirement that the Company obtain the prior written approval of the Federal Reserve before declaring or paying any dividends or directly or indirectly accepting dividends or any other form of payment representing a reduction in capital from its bank subsidiary, First Community Bank, N.A. (the “Bank”).

The above-mentioned MOU has been terminated and replaced in its entirety by a new MOU with the Federal Reserve, which eliminates the requirement that the Company receive prior approval from the Federal Reserve before declaring or paying any dividends.  The new MOU provides that the Company will ensure that any Company dividends on common or preferred stock, or payments on trust preferred securities, are paid in accordance with applicable Federal Reserve regulations and guidance.

The new MOU provides that if the Bank or the Company (on a consolidated basis) were to become less that adequately capitalized then the Company would not make payments on subordinated debt not related to trust preferred securities without Federal Reserve approval.  The Bank and the Company are currently considered “well capitalized.”  To be considered adequately capitalized, the Office of the Comptroller of the Currency and Federal Reserve minimum regulatory capital guidelines for Tier 1 risk-based capital, total risk-based capital and Tier 1 leverage ratios are 4.0%, 8.0% and 4.0%, respectively.  As of September 30, 2011, the Bank’s risk-based capital ratios of Tier 1 capital, total capital and leverage were 14.52%, 15.77% and 8.90%, respectively, and the Company’s risk-based capital ratios of Tier 1 capital, total capital, leverage ratio were 14.82%, 16.07% and 9.10%, respectively.

As in the previous MOU, the new MOU includes, among other things, a requirement that the Company obtain the prior written approval of the Federal Reserve before appointing any new director or senior executive officer, or changing the position of any senior executive officer; directly or indirectly, incurring, increasing or guaranteeing any debt; and directly or indirectly, purchasing or redeeming any shares of its stock.  The new MOU eliminates the requirement contained in the previous MOU that the Company obtain written approval from the Federal Reserve prior to taking dividends from the Bank.  With respect to bank dividends, the new MOU only requires that any dividends from the Bank must be paid in compliance with requirements established by the Bank’s regulators.  The new MOU will remain in effect until further modified or terminated by the Federal Reserve.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this report contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, competitive pressures among depository and other financial institutions, and changes in the U.S. legal and regulatory framework, including the effect of recent financial reform legislation on the banking industry, any of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by us or any person that the future events, plans, or expectations contemplated by us will be achieved.  All subsequent written and oral forward-looking statements concerning us or any person acting on our behalf is expressly qualified in its entirety by the cautionary statements above.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION

	By:	/s/ Joseph G. Sawyer
	Name:	Joseph G. Sawyer
	Title:	Chief Financial Officer

Dated: January 3, 2012